                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of October 27, 1999, by and between JOCK BROWN ("Executive") and FIRST NATIONAL BANK OF OTTAWA, an Illinois banking institution (the "Bank") and FIRST OTTAWA BANCSHARES, INC. (the "Holding Company") (the Bank and the Holding Company shall collectively be referred to as the "Corporation," which shall be deemed to include any affiliate or related entity of the Bank or the Holding Company whether currently in existence or later created or acquired), the terms of which are as follows:

1. EMPLOYMENT TERM. Subject to the terms and conditions set forth herein, including Section 9, the Corporation will employ Executive for a term commencing on November 1, 1999, and ending on October 31, 2002 (the "Employment Term").

2. EMPLOYMENT DUTIES. During the Employment Term, Executive will serve as President and Chief Officer of the Bank and the Holding Company, subject to the terms of this Agreement and to the direction of the Board of Directors of the Corporation (the "Board"), and to the direction of the Chairman of the Board (the "Chairman"). Executive shall, during the Employment Term, perform such duties commensurate with his position and title as are reasonable and customary, including, but not limited to personnel and expense occasions, pricing, loan approval, etc. and shall, on a full-time basis, serve the Corporation faithfully, diligently and competently and to the best of his ability. Executive shall serve as a member of the Board of Directors of the Bank and the Holding Company (a "Director"), and as an ex-officio member of each committee of each of such Boards, excepting audit committee.

3. COMPENSATION. In exchange for Executive's services as President and Chief Executive Officer and as a Director, Executive shall be compensated as follows:

         (a) The Corporation shall pay Executive an annual base salary of $180,000 (the "Base Salary"), which amount shall be deemed to be inclusive of any and all fees normally paid to Directors. The Base Salary shall be adjusted on January 1, 2001 and annually thereafter to the greater of the previous year's Base Salary or the average of the third quartile for a president and chief executive officer of an independent bank for similarly-situated institutions in Illinois as reported in the most recent Illinois Banker's Association Annual Survey. The Base Salary shall be payable in accordance with the Corporation's ordinary payment practices and shall be subject to withholding and employment taxes.

         (b) The Corporation will establish an employee bonus plan in which the Executive will participate, for calendar year 2000 and thereafter. The plan will be similar to a stock appreciation rights plan, to consist of 150,000 phantom shares. Employees will receive annual bonuses based on the appreciation in book value of those shares. Executive shall be a participant in the "Impact Group" for allocation of those bonuses, the "Impact Group" shall be entitled an allocation of 50% of the total, and Executive shall receive and shall be entitled to 50% of the "Impact Group" allocation. The Corporation may adjust the allocation, as necessary, to accommodate non-operating fluctuations in book value.

         (c) The Corporation shall arrange for and pay all reasonable moving expenses for Executive and his wife's relocation to the Ottawa, Illinois area, which move shall be completed by July 1, 2000.

         (d) The Corporation shall make available to Executive, for purchase within twelve (12) months of the date hereof, up to 4,000 shares of common stock of the Holding Company at fair market value.

4.       BENEFITS.

         (a) Executive also shall be entitled to participate in all coverages, including life, health, and disability insurance and employee benefit plans and programs as offered from time to time to executive officers of the Corporation or to directors. Executive's and his dependents' participation in any such plan or program shall be subject to the provisions, rules, regulations and laws applicable thereto.

         (b) Executive shall be entitled to paid vacation in accordance with Corporation policies applicable to its executive officers, during each twelve (12) month period of the Employment Term and any extension thereof.

         (c) The Corporation shall provide Executive with a monthly automobile allowance of $600.00 through the Employment Term and any extension thereof.

         (d) The Corporation shall pay reasonable expenses related to Executive's participation in business and business-related social events and for such club, community and professional association dues and expenses that Executive and the Chairman agree are in the best interests of the Corporation, including, but not limited to, the CEO Network Program.

         (e) The Board shall consider the adoption of an employee stock option plan in which Executive would be allowed to participate.

5. RESTRICTIVE COVENANTS. Executive acknowledges and agrees that in the course of his employment he will learn valuable trade secrets and other proprietary information, and that the Corporation would be irreparably damaged if Executive were to use or disclose such information and/or to provide services to any person or entity in violation of the restrictions contained in this Agreement. Accordingly,

         Executive agrees that duing the term of this Agreement and for twelve
         (12) months thereafter (the "Restricted Period"), Executive shall not, directly or indirectly, either for himself or for any other person or entity:

         (a) engage or participate in any activity or business, or assist, advise or be connected with (including as an employee, owner, partner, shareholder, officer, directs, advisor, consultant, agent or otherwise), or permit his name to be used by or otherwise render services, directly or indirectly, for any person or entity which directly competes with the Corporation and which has a facility located within twenty (20) miles of any facility of the Corporation or within twenty (20) miles of any facility that the Corporation plans to acquire, merge with, or establish within the twelve (12)- month period following Executive's termination of employment, the location of such future facilities are identified to Executive in writing by the Corporation within sixty (60) days following Executive's termination (a "Competitor");

         (b) solicit or attempt to solicit business from any customer of the Corporation with which Executive has had contact during the six (6) months prior to Executive's termination of employment with the Corporation for the purpose of having such customer or other business relation of the Corporation to cease doing business with the Corporation; or

         (c) solicit or attempt to solicit any officer, employee or agent of the Corporation who is an officer, employee or agent of the Corporation as of the effective date of Executive's termination to cease employment or association with the Corporation.

6. CONFIDENTIAL INFORMATION. Executive recognizes that, as a result of his employment by the Corporation, he will gain possession of Confidential Information as defined below. Accordingly, Executive agrees as follows:

         (a) Executive shall not at any time during or after termination of this Agreement, in any form or manner, whether directly or indirectly, disclose or communicate any Confidential Information to any third party, or otherwise utilize any Confidential Information for Executive's benefit or for the benefit of any third party. For purposes of this Agreement, "Confidential Information" shall include, any financial data, business plans and strategies, and lists of actual or potential customers of the Corporation and information concerning relationships therewith, any of which (i) derives independent economic value, actual or potential, from not being generally known to the public and (ii) is the subject of efforts that are reasonably under the circumstances to maintain its secrecy. "Confidential information" shall also include any information concerning a third party that has been disclosed to the Corporation in confidence which the Corporation has an obligation to treat as confidential.

         (b) Executive shall, immediately following a request from the Corporation, return to the Corporation, without retaining copies, all tangible items of Corporation property which are or which contain Confidential Information. Executive shall destroy any Confidential Information stored in electronic, magnetic, or other mechanical medium.

7.       SPECIFIC PERFORMANCE. Executive agrees that any violation by him of
         Section 5 or 6 of this Agreement, as applicable, would be highly injurious to the Corporation and would cause irreparable harm to the Corporation. By reason of the foregoing, Executive consents and agrees that if he violates any provision of Section 5 or 6 of this Agreement, the Corporation shall be entitled, in addition to any other rights and remedies that it may have, to apply to any court of competent jurisdiction for specific performance and/or injunctive or other equitable relief in order to enforce, or prevent any continuing violation of, the provisions of such Section. In the event Executive breaches Section 5 of this Agreement, the Restricted Period shall be extended to include the period of such breach.

8. ENFORCEMENT. Executive acknowledges that the territorial, time and scope limitations set forth in Sections 5 and 6, as applicable, are reasonable and are properly required for the protection of the Corporation and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, the Corporation and Executive agree, and Executive submits, to the reduction of any or all of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable and enforceable under the circumstances.

9. TERMINATION; SEVERANCE. Notwithstanding the provisions of Section 1 and the other provisions of this Agreement, Executive's employment with the Corporation and this Agreement may be terminated prior to the expiration of the Employment Term or any extension thereof:

         (a) by the Board at any time for "cause," which shall be defined as (i) Executive's conviction for, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) Executive's commission of an act involving self-dealing, fraud or personal profit that is injurious to the Corporation; (iii) Executive's commission of an act of willful and wanton misconduct of his duties hereunder; and (iv) Executive's breach of any material provision of this Agreement. Any termination by the Corporation under this Section 9(a) shall be in writing. In the event of termination under this Section 9(a), the Corporation's obligations under this Agreement and this Agreement shall cease, except that Executive shall be entitled to his Base Salary for services performed through the date of such termination.

         (b) by the Board at any time, without cause, upon ninety (90) days' written notice to Executive. In the event of termination pursuant to this Section 9(b), Executive shall be entitled to his Base Salary and all other compensation and benefits for the remainder of the Employment Term.

         (c) in the event of Executive's death or "total disability", which for purposes of this Section 9(c) shall be defined as Executive's inability to perform the essential functions of his job, with or without reasonable accommodation, due to illness, injury or other physical or mental incapacity, for a period of ninety (90) or more days in any twelve (12) month period.

         (d) by Executive or the Board in the event Executive elects to resign or the Board terminates Executive's employment within ninety (90) days of a "change of control", which for purposes of this Section 9(d) shall be defined as: (i) the acquisition by one or more persons or entitles of 50% or more of the outstanding capital stock of the corporation or of all or substantially all of the Corporation's assets within a twelve
                  (12) month period; (ii) any other transaction or series of transactions the result of which is the loss of control of the Corporation of the Bank or the Holding Company by its current shareholders. In the event of Executive's termination pursuant to this Section 9(d), Executive shall be entitled to receive his Base Salary and all other compensation and benefits for the remainder of the Employment Term, including any extension thereof.

10. PRIOR BUSINESS RELATIONSHIPS. Executive represents that there are no claims or actions, whether pending, threatened or potential, with respect to any of his prior employment, independent contractor or other business relationships that prevent him, or that would prevent him, from carrying out his duties under this Agreement or that subjects the Corporation to any potential or actual liability. Executive agrees and understands that any such claim or action shall be reviewed by the Board and may be grounds for his termination of employment. Notwithstanding the foregoing, this Section 10 shall not prevent the Corporation from pursuing any other remedy available at law or in equity.

11.      MISCELLANEOUS.

         (a) All notices hereunder shall be in writing and shall be deemed given when delivered in person or when telecopied with hard copy to follow, or three business days after being deposited in the United States mail, postage prepaid, registered or certified mail, or two business days after delivery to a nationally recognized express courier, expenses prepaid, addressed as follows:

                  If to Executive:
                  Jock Brown
                  231 S. 7th
                  La Grange

                  If the Corporation:

                  and/or at such addresses as may be designated by notice given in accordance with the provisions hereof.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. No party shall assign this Agreement or its rights hereunder without the prior written consent of the other party hereto; provided, however, that the Corporation will require any person or entity acquiring all or substantially all of the business of the Corporation (whether by sale of stock, sale of assets, merger, consolidation or otherwise) to assume its obligations pursuant to this Agreement upon closing.

         (c) This Agreement contains all of the agreements between the patties with respect to the subject matter hereof and this Agreement supersedes all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof.

         (d) No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the waiving party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver, unless so provided in the waiver.

         (e) If any provision of this Agreement (or portion thereof) shall, for any reason, be considered invalid or unenforceable by any court of competent jurisdiction and such provision is not subject to revision pursuant to Section 9, such provision (or portion thereof) shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement (or portions thereof) shall nevertheless be valid, enforceable and of full force and effect.

         (f) The section headings or titles herein are for convenience of reference only and shall not be deemed a part of this Agreement.

         (g) This Agreement shall be governed and controlled as a validity, enforcement, interpretation, construction, effect and in all other respects by the laws of the State of Illinois applicable to contracts made in that State (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

         The parties have executed this Agreement on the date first above written.

                                                   FIRST NATIONAL BANK OF OTTAWA
                                                   (the "Bank")

                                                   /s/ W.J. Walsh
                                                   -----------------------------
                                                   -----------------------------
                                                   -----------------------------
                                                   (the "Holding Company")

                                                   -----------------------------
                                                   -----------------------------
                                                   -----------------------------
                                                   EXECUTIVE

                                                   /s/ Jock Brown
                                                   -----------------------------
                                                   JOCK BROWN